Exhibit 99.1

IDI, Inc. Announces Business Update

Information solutions provider expects strong growth during 2016; maintains solid cash position with positive cash flow; continued insider purchases despite current market conditions

BOCA RATON, FL – January 19, 2016 – IDI, Inc. (NYSE MKT: IDI), an information solutions provider, today provided a business update related to the Company’s continued growth as well as in conjunction with certain of the Company’s recent filings with the SEC.

-Strong current cash position; operating cash flow positive since the closing of the Fluent acquisition.

-Recent insider purchases by members of Board and Management show continued confidence in business strategy and execution.

-Establishment of a facility of up to 5 million common shares for additional financial flexibility should the Company choose to exercise it in the future for certain growth initiatives. The Company has no present intention of accessing this facility at current levels.

-Rapid development of Company’s risk management platform, idiCORE™, continues through BETA release phase; currently on schedule for full market release in early 2016.

-Wholly-owned subsidiary Fluent looks to continue strong YOY revenue growth (previously more than 100% from Q3 2014 to Q3 2015).

Following the recent acquisition of New York-based digital marketing company Fluent, IDI’s next-generation big data analytics are now expected to power industry-leading products and solutions within both the risk management and consumer marketing industries.

Derek Dubner, Co-CEO of IDI, stated, “While 2015 was truly a transformational year for IDI, we are even more excited for the tremendous growth opportunities that lie before us in 2016. We remain confident in our ability to deliver disruptive technology within the risk management industry, while propelling Fluent’s already industry-leading abilities to drive targeted consumers, in scale, to the marketing industry.”

About IDI, Inc.
IDI, Inc. is an information solutions provider focused on the multi-billion dollar data fusion market. IDI delivers otherwise unattainable insight into the ever-expanding universe of consumer- and business-centric data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, IDI addresses the rapidly growing need for actionable intelligence to support the risk management industry, for purposes including due diligence, risk assessment, fraud detection and prevention, authentication and verification, and more. Additionally, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight.

RELATED LINKS: www.ididata.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about our anticipated operating cash flow, the future use of our facility, risks relating to the acquisition and integration of Fluent and the anticipated continued revenue growth of that business, and whether idiCORE™ will continue on schedule for full market release early in 2016, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are further advised to consider the risk factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information

Media and Investor Relations Contact:
IDI, Inc.
Jordyn Kopin
Director, Investor Relations
561-757-4000
jordyn.kopin@ididata.com